EXHIBIT 2


                                 PROXYMED, INC.
                       PRO FORMA COMBINED BALANCE SHEETS
                               DECEMBER 31, 1996


                                                                                   CLINICAL MICRO-
                                                             PROXYMED, INC.         SYSTEMS, INC.            TOTAL
                                                           --------------------  -------------------- --------------------
                             ASSETS
           --------------------------------------------
Current assets:
      Cash and cash equivalents                                     $6,020,358                35,921            6,056,279

      Investment in U.S. Treasury Notes                              6,008,698                     0            6,008,698
      Accounts receivable                                              815,945               453,090            1,269,035
      Inventory                                                        195,964                     0              195,964
      Other current assets                                             164,963                 3,682              168,645
                                                           --------------------  -------------------- --------------------
           Total current assets                                     13,205,928               492,693           13,698,621
Long-term accounts receivable                                                0               300,000              300,000
Property and equipment, net                                          1,069,662                24,099            1,093,761
Capitalized software costs, net                                        795,479               103,828              899,307
Goodwill, net                                                          597,637                     0              597,637
Other assets                                                            26,349                     0               26,349
                                                           --------------------  -------------------- --------------------

           Total assets                                            $15,695,055               920,620           16,615,675
                                                           ====================  ==================== ====================

             LIABILITIES AND STOCKHOLDERS' EQUITY:
           --------------------------------------------
Current liabilities:
      Current portion of long-term debt                                     $0                19,265               19,265
      Accounts payable and accrued expenses                            664,750               118,321              783,071
      Current portion of acquisition price payable                           0                     0                    0
      Deferred revenue, current portion                                115,000               112,519              227,519
                                                           --------------------  -------------------- --------------------
           Total current liabilities                                   779,750               250,105            1,029,855

Deferred revenue, less current portion                                       0               300,000              300,000
Acquisition price payable, less current portion                              0                     0                    0
Long-term debt, less current portion                                         0                13,225               13,225
                                                           --------------------  -------------------- --------------------

           Total liabilities                                           779,750               563,330            1,343,080
                                                           --------------------  -------------------- --------------------

Equity:
      Common stock                                                       9,542                15,000               24,542

      Additional paid-in capital                                    25,944,057                     0           25,944,057
      Retained earnings (accumulated deficit)                     (11,038,294)               342,290         (10,696,004)

                                                           --------------------  -------------------- --------------------
           Total equity                                             14,915,305               357,290           15,272,595
                                                           --------------------  -------------------- --------------------

           Total liabilities and stockholders' equity              $15,695,055              $920,620           16,615,675
                                                           ====================  ==================== ====================



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

                                 PROXYMED, INC.
                       PRO FORMA COMBINED BALANCE SHEETS
                               DECEMBER 31, 1996


                                                              PRO FORMA ADJUSTMENTS
                                                            ----------------------------       PRO FORMA
                                                              #         DR. (CR.)              COMBINED
                                                            ----------------------------  --------------------
                             ASSETS
           --------------------------------------------
Current assets:
      Cash and cash equivalents                              (1)            (3,000,000)             3,023,789
                                                             (2)               (32,490)
      Investment in U.S. Treasury Notes                                                             6,008,698
      Accounts receivable                                                                           1,269,035
      Inventory                                                                                       195,964
      Other current assets                                                                            168,645
                                                                                          --------------------
           Total current assets                                                                    10,666,131
Long-term accounts receivable                                                                         300,000
Property and equipment, net                                                                         1,093,761
Capitalized software costs, net                                                                       899,307
Goodwill, net                                                (1)                952,717             1,550,354
Other assets                                                                                           26,349
                                                                                          --------------------

           Total assets                                                                            14,535,902
                                                                                          ====================

              LIABILITIES AND STOCKHOLDERS' EQUITY:
           --------------------------------------------
Current liabilities:
      Current portion of long-term debt                      (2)                 19,265                     0
      Accounts payable and accrued expenses                  (1)              (200,000)               983,071
      Current portion of acquisition price payable           (1)              (679,902)               679,902
      Deferred revenue, current portion                                                               227,519
                                                                                          --------------------
           Total current liabilities                                                                1,890,492

Deferred revenue, less current portion                                                                300,000
Acquisition price payable, less current portion              (1)              (969,653)               969,653
Long-term debt, less current portion                         (2)                 13,225                     0
                                                                                          --------------------

           Total liabilities                                                                        3,160,145
                                                                                          --------------------

Equity:
      Common stock                                           (1)                 15,000                 9,668
                                                             (1)                  (126)
      Additional paid-in capital                             (1)              (760,326)            26,704,383
      Retained earnings (accumulated deficit)                (1)                342,290          (15,338,294)
                                                             (1)              4,300,000
                                                                                          --------------------
           Total equity                                                                            11,375,757
                                                                                          --------------------

           Total liabilities and stockholders' equity                                              14,535,902
                                                                                          ====================

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